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                                                                   Exhibit T3A-7

                          CERTIFICATE OF INCORPORATION
                                       OF
                             OGDEN POWER CORPORATION

         1.       The name of the Corporation is:

         OGDEN POWER CORPORATION.

         2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         3. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares and all of such shares shall have a par value of $1.00 each.

         5. The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot.

         6.       The name and mailing address of the incorporator is:

                           Sharon G. Province
                           Ogden Environmental and Energy Services Co., Inc. 5510 Morehouse Drive
                           San Diego, CA  92121

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying accordingly have hereunto set my hand this 9th day of July, 1994.

                                                     By /s/ Sharon G. Province
                                                        ------------------------
                                                            Sharon G. Province
                                                            Incorporator

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                         OGDEN ROSEMARY OPERATIONS, INC.
                            (a Delaware corporation)

                                      INTO

                             OGDEN POWER CORPORATION
                            (a Delaware corporation)

                  It is hereby certified that:

         1        Ogden Power Corporation [hereinafter sometimes referred to as the "Corporation"] is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares [of each class]i of the stock of Ogden Rosemary Operations, Inc., which is also a business corporation of the State of Delaware.

         3. On May 10, 1999, the Board of Directors of the Corporation adopted the following resolutions to merge Ogden Rosemary Operations, Inc. into the Corporation:

                  RESOLVED that Ogden Rosemary Operations, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Ogden Rosemary Operations, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Ogden Rosemary Operations, Inc. in its name.

                  RESOLVED that this Corporation shall assume all of the obligations of Ogden Rosemary Operations, Inc.

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                           RESOLVED that this Corporation shall cause to be
                           executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

Executed on 5/18/99

                                       OGDEN POWER CORPORATION

                                       By: /s/ Jeffrey R. Horowitz
                                           ------------------------------------
                                           Jeffrey R. Horowitz, Secretary

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             OGDEN POWER CORPORATION

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN POWER CORPORATION

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ENERGY AMERICAS, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.

                                                     /s/ Patricia Collins
                                                     ---------------------------
                                                     Name:  Patricia Collins
                                                     Title: Asst. Secretary

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                        Ogden Brandywine Operations, Inc.

                             (Delaware corporations)

                                      INTO

                          Covanta Energy Americas, Inc.
                            (a Delaware corporation)

It is hereby certified that:

                           1.       Covanta Energy Americas, Inc., hereinafter
sometimes referred to as the "Corporation" is a business corporation of the State of Delaware.

                           2.       The Corporation is the owner of all of the
outstanding shares of each class of the stock of Ogden Brandywine Operations, Inc., which is also a business corporation of the State of Delaware.

                           3.       On April 30, 2001, the Board of Directors of
the Corporation adopted the following resolutions to merge Ogden Brandywine Operations, Inc., into the Corporation:

                                    RESOLVED that Ogden Brandywine Operations,
                                    Inc., be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Ogden Brandywine Operations, Inc., be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Ogden Brandywine Operations, Inc. in its name.

                                    RESOLVED that this Corporation shall assume all of the obligations of Ogden Brandywine Operations, Inc.

                                    RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

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                                    RESOLVED that the effective time of the
                                    Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be upon filing.

Executed on May 18, 2001

                                        Covanta Energy Americas, Inc.

                                        By: /s/ Jeffrey R. Horowitz
                                            ------------------------------------
                                            Jeffrey R. Horowitz, Secretary

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